AMENDMENT NO. 3 TO SUPPLY AGREEMENT

(Adams Granite Co., Inc.)

This Amendment No. 3 to Supply Agreement is made this 11th day of June 2008, by and among ROCK OF AGES CORPORATION, a Delaware corporation with its principal office located at 560 Graniteville Road, Graniteville, Vermont  05654 ("ROCK"); and ADAMS GRANITE CO., INC. a Vermont corporation ("Adams").

RECITALS:

WHEREAS, ROCK and Adams entered into a Supply Agreement dated January 11, 2002, as amended on January 1, 2004, and January 16, 2007 ("Supply Agreement");

WHEREAS, ROCK did not meet the Minimum Order for 2007, and it is anticipated that ROCK will not meet the Minimum Order for the remaining term of the Supply Agreement; and

WHEREAS, Adams has agreed to waive ROCK's failure to meet the Minimum Order for 2007, and ROCK's anticipated failure to meet the Minimum Order for the remaining term of the Supply Agreement, and has agreed to new terms and conditions as set forth below, and accordingly the parties desire to amend the Supply Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herein and hereby acknowledged, the parties agree as follows:

1.	Adams hereby waives ROCK's failure to meet the Minimum Order required under Section 3 of the Supply Agreement for the contract year commencing January 1, 2007 and ending December 31, 2007; and further waives ROCK's anticipated failure to meet the Minimum Order for the remaining term of the Supply Agreement commencing January 1, 2008 and ending January 10, 2009 (the "2008 Contract Year"). ROCK and Adams each agree to extend the term of the Supply Agreement to include the period from January 11, 2009 to January 10, 2010 (the "Extended Term"), and the Minimum Order for the Extended Term shall be equal to $1,200,000, plus the amount (if any) by which ROCK's orders for the 2008 Contract Year were below $1,150,000. ROCK's fulfillment of the Minimum Order for the Extended Term shall cover and fully satisfy any shortfall(s) from the Minimum Order for any period(s) covered by the Supply Agreement, and shall be in full satisfaction of Adam's remedies under Section 4 of the Supply Agreement for any of ROCK's past failures to meet the Minimum Order.

2.	Except as amended by this Amendment No. 3, ROCK and Adams hereby agree and acknowledge that the remainder of the Supply Agreement shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first above written.

WITNESS	ROCK OF AGES CORPORATION

_______________________________	By: /s/ Donald M. Labonte
Donald M. Labonte, President

_______________________________	ADAMS GRANITE COMPANY., INC.

By: /s/ Kerry F. Zorzi
Kerry F. Zorzi, President